Exhibit 10.3
AMENDED AND RESTATED
MASTER AIRCRAFT TIME SHARING AGREEMENT

THIS AMENDED AND RESTATED MASTER AIRCRAFT TIME SHARING AGREEMENT (this “Agreement”) is effective as of April 29, 2026 (the “Effective Date”), by and among Bath & Body Works Logistics Services, LLC, a Delaware limited liability company (“Company”), and each of the individuals whose name appears on the signature page(s) hereto (each, a “Lessee”).
    WHEREAS, Company and Lessee entered into a Master Aircraft Time Sharing Agreement as of September 12, 2025 (“Existing Time Sharing Agreement”);
WHEREAS, Company and Lessee desire to amend and restate the Existing Time Sharing Agreement to alter certain of the terms of the Existing Time Sharing Agreement;
WHEREAS, Company owns or holds a leasehold interest in, and operates that certain Aircraft identified in Schedule 1.
WHEREAS, Company employs, or contracts for the services of, a fully qualified flight crew to operate the Aircraft.
WHEREAS, each Lessee is an officer or high-ranking executive employee of Company or an Affiliate (as defined in Section 1.1 hereof).
    WHEREAS, Company has determined in accordance with the Bath & Body Works, Inc. Executive and Board of Directors Travel Policy effective June 12, 2023, as may be amended from time to time (the “Policy”), that, incident to the employment relationship between the Lessees and Company or Company’s Affiliates, it is to the benefit of Company to permit the use of the Aircraft by the Lessees for personal flight needs, to the extent consistent with the scheduling needs of Company, for many of the same reasons that support use of the Aircraft by the Lessees for travel on Company-related business, including but not necessarily limited to: enhancing security and privacy; maintaining communication between Company and its directors, officers and high-ranking executives; permitting the Lessees in their capacity as officers or high-ranking executives to work on Company-related business while traveling by providing a convenient, private and confidential setting for the review of sensitive documents or the conduct of confidential discussions by telephone or in person; and reducing travel-related stress, delay and fatigue that might otherwise reduce efficiency or delay the return to work; and Company is therefore willing to lease the Aircraft, with flight crew, on a non-exclusive basis, to the Lessees on a time sharing basis as defined in Section 91.501(c)(1) of the FAR (as defined in Section 1.1 hereof).
    WHEREAS, each of the Lessees desires from time to time to lease the Aircraft, with a flight crew, on a non-exclusive basis, from Company on a time-sharing basis as defined in Section 91.501(c)(1) of the FAR upon the terms and subject to the conditions set forth herein.

WHEREAS, during the Term (as defined in Section 3.1 hereof) of this Agreement, the Aircraft will be subject to use by Company and/or other one or more leases to third parties.
    NOW, THEREFORE, Company and each Lessee hereby agree as follows:
1.DEFINITIONS.
1.1Specific Terms. As used in this Agreement, the following defined terms have the following meanings:
(a)“Affiliate” means an entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, Company. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, through membership, by contract or otherwise. In addition, any entity (and its successors by way of change of organizational form) through which Company is pursuing a business venture will be deemed an Affiliate of Company so long as Company and/or its Affiliates (as otherwise defined above) possess the power to elect not less than twenty-five percent (25%) of the whole number of the board of directors of such entity or own not less than twenty-five percent (25%) of the assets or equity of such entity.
(b)“Agreement” is defined in the preamble.
(c)“Aircraft” means the Aircraft identified in Schedule 1, including the Airframe, the Engines, and the Aircraft Documents. Such Engines shall be deemed part of the Aircraft whether or not from time to time attached to the Airframe or removed from the Aircraft.
(d)“Aircraft Documents” means, as to the Aircraft, all flight records, maintenance records, historical records, modification records, overhaul records, manuals, logbooks, authorizations, drawings and data relating to the Airframe, any Engine, or any Part, that are required by Applicable Law to be created or maintained with respect to the maintenance and/or operation of the Aircraft.
(e)“Airframe” means the Airframe listed in Schedule 1 attached hereto and made a part hereof, as the same may be amended from time to time as set forth below, together with any and all Parts (including, but not limited to, landing gear and auxiliary power units but excluding Engines or engines) so long as such Parts shall be either incorporated or installed in or attached to the Airframe.
(f)“Applicable Law” means, without limitation, all applicable laws, treaties, international agreements, decisions and orders of any court, arbitration or governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority, including, without limitation, the FAR and 49 U.S.C. § 41101, et seq., as amended.
(g)“Company” is defined in the preamble.
(h)“Effective Date” is defined in the preamble.

(i)“Engines” means, as to each Airframe, the engines installed on the Aircraft (or any replacement or loaner engines), as the same may be amended from time to time as set forth below, together with any and all Parts so long as the same shall be either incorporated or installed in or attached to such Engine.
(j)“FAA” means the Federal Aviation Administration or any successor agency.
(k)“FAR” means collectively the Aeronautics Regulations of the Federal Aviation Administration and the Department of Transportation, as codified at Title 14, Parts 1 to 399 of the United States Code of Federal Regulations.
(l)“Flight” means, as applicable, a flight conducted under this Agreement, from a departure point to a single destination or a flight from a departure point to one destination and back to the same departure point.
(m)“Flight Charges” means the amount calculated under Section 4.1 below.
(n)“Joinder” means that certain joinder in the form of Exhibit A to be executed by each new Lessee.
(o)“Lessee” is defined in the preamble. Upon execution of Joinder, each person named in and signing the Joinder will become an additional Lessee, effective as of the date shown therein as to that person.
(p)“NetJets Agreements” means the agreements set forth in Section 8.1.
(q)“Operational Control” has the same meaning given the term in Section 1.1 of the FAR.
(r)“Parts” means, as to the Aircraft, all appliances, components, parts, instruments, appurtenances, accessories, furnishings or other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and includes replacement parts.
(s)“Pilot in Command” has the same meaning given the term in Section 1.1 of the FAR.
(t)“SIFL Rate” means the Standard Industry Fare Level rate as calculated in accordance with the regulations of the Internal Revenue Service from time to time in effect.
(u)“Taxes” means all sales taxes, use taxes, retailer taxes, duties, fees, excise taxes, including, without limitation, federal transportation excise taxes, or other taxes of any kind which may be assessed or levied by any Taxing Jurisdiction as a result of the lease of the Aircraft to a Lessee, or the use of the Aircraft by a Lessee, or the provision of a taxable transportation service to a Lessee using the Aircraft.
(v)“Taxing Jurisdiction” means any federal, state, county, local, airport, district, foreign, or other governmental authority that imposes Taxes.
(w)“Term” means the term of this Agreement set forth in Section 3.

2.AGREEMENT TO LEASE.
2.1Lease of Aircraft. Company agrees to lease the Aircraft to each Lessee on an “as needed and as available” basis, and to provide a fully qualified flight crew for all Flights of each Lessee, in accordance with the terms and conditions of this Agreement.
2.2Independent Agreements. The Lessees are listed in a single document for the sole purpose of convenience of Company. This Agreement constitutes a separate time-sharing agreement as between Company and each Lessee. Without limiting the preceding sentence:
(a)Company may from time to time agree to add additional persons as a Lessee, without notice to the existing Lessees. Each such additional agreement will be evidenced by the Joinder, signed by the new Lessee(s), setting forth the new Lessee’s notice address, the date as to which this Agreement becomes effective as to the new Lessee, and his or her commitment to be bound by this Agreement.
(b)The rights and obligations of each Lessee are independent of one another. Under no circumstances will any Lessee be deemed liable for any monetary or non-monetary obligations of any other Lessee hereunder, whether jointly, severally, or by way of suretyship or guaranty.
(c)Termination of this Agreement as to any one or more of the Lessees does not terminate this Agreement as to any other Lessee.
2.3Intent and Interpretation. The parties hereto intend that this Agreement constitute, and this Agreement shall be interpreted as, a “time sharing agreement” as defined in Section 91.501(c)(1) of the FAR.
2.4Non-Exclusivity. Each Lessee acknowledges that the Aircraft is leased to Lessees hereunder on a non-exclusive basis, and that the Aircraft will also be subject to use by Company and Company’s Affiliates and may also be subject to non-exclusive lease to others during the Term.
3.TERM AND TERMINATION.
3.1Term. As to each Lessee and unless earlier terminated as set forth herein, the “Term” begins on the Effective Date, and ends on the December 31 next following; provided, however, that as to any person added as a Lessee after the Effective Date pursuant to Section 2.2.(a) above, the Term will begin on the date specified in the Joinder adding the person as a Lessee. At the end of the initial Term or any subsequent Term, this Agreement will automatically be renewed for an additional one-year Term.
3.2Termination.
(a)This Agreement terminates automatically as to any Lessee when that Lessee ceases to be an officer or employee of Company or of any Affiliate.
(b)This Agreement terminates automatically as to any Lessee when (i) that Lessee ceases to qualify for use of the Aircraft for personal flight needs under the Policy or (ii) Company determines that the Lessee has violated any material provisions of the Policy or any other applicable Company or Company Affiliate policy.
(c)Each Lessee may terminate this Agreement with or without cause on at least thirty (30) calendar days prior written notice to Company, and Company may terminate this

Agreement as to any one or more Lessees with or without cause on at least thirty (30) calendar days prior written notice to the subject Lessee or Lessees, without need in either case to notify any Lessee as to whom this Agreement is not being terminated.
(d)For avoidance of doubt, this Agreement terminates automatically if there are no Lessees party to the Agreement.
4.FLIGHT CHARGES.
4.1Flight Charges. Each Lessee shall pay Company for each Flight conducted for that Lessee under this Agreement or, as the case may be, shall be imputed as income, an amount equal to that Lessee's pro rata share of the lesser of the amount calculated under Section 4.1(a) or Section 4.1(b):
(a)The amount calculated using the SIFL Rate in effect as of the date of the Flight, plus any applicable Taxes, or
(b)the following listed actual expenses of each Flight, not to exceed the maximum amount legally payable for such Flight under FAR Section 91.501(d):
(i)fuel, oil, lubricants, and other additives;
(ii)travel expenses of the crew, including food, lodging and ground transportation;
(iii)hangar and tie down costs away from the Aircraft’s base of operation;
(iv)insurance obtained for the specific Flight;
(v)landing fees, airport taxes and similar assessments;
(vi)customs, foreign permit, and similar fees directly related to the Flight;
(vii)in-flight food and beverages;
(viii)passenger ground transportation;
(ix)flight planning and weather contract services; and
(x)an additional charge equal to one hundred percent (100%) of the expenses listed in subsection (i) above.
5.INVOICES AND PAYMENT; IMPUTATION OF INCOME.
Company shall initially pay all expenses related to the operation of the Aircraft when and as such expenses are incurred for each applicable Flight, including all costs of repositioning the Aircraft to accommodate a Flight request, if permitted by Applicable Law. Subject to the following sentence, within thirty (30) calendar days after the last day of any calendar quarter (or such other period of time not to exceed one year as determined by Company from time to time) during which any Flight for the account of a Lessee has been conducted, Company shall provide an invoice to that Lessee for an amount determined in accordance with Section 4 above. If agreed between Company and any Lessee, Company may impute as income to such Lessee the amount determined in accordance with Section 4 and withhold any applicable Taxes (if any) pursuant to Section 6. In the absence of any other agreement, the invoice, together with any applicable Taxes under Section 6, shall be payable to Company within thirty (30) calendar days after the invoice date.
6.TAXES.
Company shall remit to the appropriate authorities all applicable Taxes imposed by any Taxing Jurisdiction in connection with any use of the Aircraft by Lessee hereunder, and Company shall be entitled to withhold all applicable Taxes from Lessee. Each party shall indemnify the other party against any and all claims, liabilities, costs and expenses (including attorney’s fees as and when incurred) arising out of its breach of this undertaking.
7.SCHEDULING FLIGHTS.
7.1Use of Aircraft/Submitting Flight Requests. The use of the Aircraft will be in accordance with all Company and Company Affiliate policies and procedures adopted from time to time including, but not limited to, the Policy, the Bath & Body Works, Inc. Code of Conduct and the Bath & Body Works, Inc. Global Anti-Corruption Policy. Lessee’s submission of flight requests shall at all times be governed by such policies and procedures, copies of which will be made available to Lessee from time to time upon request.
7.2Approval of Flight Requests. Each use of the Aircraft by a Lessee will be subject    to approval in accordance with Section 7.1 and Aircraft availability.  Company may approve or deny any Flight scheduling request in Company’s sole discretion. Company has final authority over the scheduling of the Aircraft but shall use reasonable efforts to accommodate Lessee’s needs for approved Flight requests and to avoid conflicts in scheduling. If two (2) or more Lessees make conflicting requests to use the Aircraft, Company in its sole discretion may determine which, if any, of such requests to accommodate. As applicable, Company will provide Lessee written approval and commence trip planning services.
7.3Subordinated Use of Aircraft. Each Lessee’s rights to schedule use of the Aircraft during the Term of this Agreement are at all times subordinate to any maintenance and inspection needs of the Aircraft as determined solely in the discretion of Company and the Aircraft use requirements of Company and any Affiliate. Company and each Affiliate may at all times preempt any scheduled, unscheduled, and anticipated use of the Aircraft by a Lessee, notwithstanding any prior approval by Company of the Lessee’s request to schedule a Flight.
8.OPERATION.
8.1Subordination. This Agreement and Lessee’s use of the Aircraft is and shall be, at all times, subject to and subordinate to the Fractional Program Agreement and related agreements by and between the Company and NetJets (as defined therein), dated September 4, 2025 (“NetJets Agreements”). Company may at any time, with or without notice to the Lessee, modify the terms of this Agreement to ensure compliance with the NetJets Agreement. Each Lessee covenants that he or she will not do, or permit to be done, anything which would cause a violation of the NetJets Agreements. Each Lessee shall, to the extent permitted by Applicable Law, do all such further acts, deeds, assurances or things as may, in the reasonable opinion of Company, be necessary or desirable in order to ensure Company’s compliance with the NetJets Agreements.

8.2Aircraft Maintenance. Company shall be solely responsible for maintenance, preventive maintenance and required or otherwise necessary inspections of the Aircraft and shall take such requirements into account in scheduling the Aircraft. No period of maintenance, preventive maintenance, or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft.
8.3Flight Crews. Company shall provide to Lessee a qualified flight crew for each Flight. Company may, if it so chooses, elect not to hire its own pilots for any given Flight, but to contract instead for pilot services from a third-party vendor. Whether or not the flight crew is supplied by a third-party vendor, the flight crew is under the exclusive command and control of Company in all phases of all Flights.
8.4OPERATIONAL CONTROL. COMPANY SHALL HAVE AND MAINTAIN OPERATIONAL CONTROL OF THE AIRCRAFT FOR ALL FLIGHTS OPERATED UNDER THIS AGREEMENT. THE PARTIES INTEND THAT THIS AGREEMENT CONSTITUTE A “TIME SHARING AGREEMENT” AS DEFINED IN SECTION 91.501(C)(1) OF THE FAR. COMPANY SHALL EXERCISE EXCLUSIVE AUTHORITY OVER INITIATING, CONDUCTING, OR TERMINATING ANY FLIGHT CONDUCTED ON BEHALF OF A LESSEE PURSUANT TO THIS AGREEMENT.
8.5Authority of Pilot in Command. Notwithstanding that Company shall have Operational Control of the Aircraft during any Flight conducted pursuant to this Agreement, the Pilot in Command, in his or her sole discretion, may terminate any Flight, refuse to commence any Flight, or take any other flight-related action that, in the judgment of the Pilot in Command, is necessitated by considerations of safety. The Pilot in Command shall have final and complete authority to postpone or cancel any Flight for any reason or condition that, in his or her judgment, would compromise the safety of the Flight. No such action of the Pilot in Command shall create or support any liability of Company to a Lessee for loss, injury, damage or delay.
9.INSURANCE.
Company shall maintain, or cause to be maintained, comprehensive aircraft and liability insurance against bodily injury and property damage claims, for each single occurrence and hull insurance for the full replacement cost of the Aircraft.
10.USE BY LESSEE.
Each Lessee shall: (a) use the Aircraft solely for and on account of his or her own personal or business use, including use by his or her spouse, and shall not use the Aircraft for the purpose of providing transportation of passengers or cargo for compensation or hire or for common carriage; (b) refrain from incurring any mechanic’s or other lien in connection with inspection, preventive maintenance, maintenance or storage of the Aircraft, whether permissible or impermissible under this Agreement; (c) not attempt to convey, mortgage, assign, lease, sublease, or in any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien; and (d) abide by and conform, during the Term, to all Applicable Laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the operation and use of the Aircraft by a Lessee. A Lessee may authorize his or her spouse to be transported on the Aircraft on a Flight conducted for and on account of such Lessee, even if the Lessee is not physically present on such Flight, provided that (i) such Flight is requested or approved by the Lessee, (ii) such

Flight is otherwise permitted under all applicable Company policies, including without limitation, the Bath & Body Works, Inc. Executive and Board of Directors Travel Policy effective June 12, 2023, as may be amended from time to time, and (iii) the Lessee shall remain solely responsible for all obligations, charges, and compliance requirements arising from such Flight as if the Lessee were physically present.
11.MISCELLANEOUS.
11.1Notices. All notices hereunder shall be delivered by hand, sent by reputable guaranteed overnight delivery service with verification of receipt, or sent by first-class United States mail, certified, postage prepaid, return receipt requested. Notice shall be deemed given when delivered or sent in the manner provided herein.
If to Company:

Bath & Body Works Logistics Services, LLC
c/o Bath & Body Works, Inc.
Three Limited Parkway
Columbus, OH 43230
Attention: Office of the Chief Legal Officer

If to a Lessee, at the notice address listed for such Lessee on the signature page(s) hereto or the Joinder.

At any time, Company may change its address for purposes of notices under this Agreement by giving notice to the Lessees as set forth in this Section 11.1. At any time, any Lessee may change his or her address for purposes of notices under this Agreement by giving notice to Company as set forth in this Section 11.1.
11.2No Waiver. No purported waiver by either party of any default by the other party of any term or provision contained herein shall be deemed to be a waiver of such term or provision unless the waiver is in writing and signed by the waiting party. No such waiver shall in any event be deemed a waiver of any subsequent default under the same or any other term or provision contained herein.
11.3Entire Agreement; Amendment. This Agreement and the agreements referenced herein sets forth the entire understanding between the parties and incorporates all prior negotiations and agreements between the parties concerning the subject matter hereof. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties relating to the subject matter of this Agreement other than those set forth or referenced herein. No representation or warranty has been made by or on behalf of any party (or any officer, director, employee or agent thereof) to induce any other party to enter into this Agreement or to abide by or consummate any transaction contemplated by any terms of this Agreement, except representations and warranties, if any, expressly set forth herein. Except as provided in Section 8.1, no alteration, amendment, change or addition to this Agreement shall be binding upon either party unless in writing and signed by the party to be charged. Whenever in this Agreement any printed portion has been stricken out, whether or not any relative provision has been added, this Agreement shall be construed as if the material so stricken was never included herein and no inference shall be drawn from the material so stricken out which would be inconsistent in any way with the construction or interpretation which would be appropriate if such material were never contained herein.
11.4No Agency or Partnership. Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or joint venture.
11.5Successors and Assigns. This Agreement, obligations hereunder, and/or rights herein granted may not be assigned, transferred or encumbered to or by any party without the prior written consent of the other party; provided, however, that the rights and obligations of Company may be assigned to Affiliates of Company without the consent of the Lessees. Any purported or attempted transfer or assignment in contravention of this Section 11.5 shall be void and of no effect. Subject to this Section 11.5, each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided in this Agreement, their respective successors and permitted assigns.
11.6Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.
11.7LIMITATION OF LIABILITY. LESSEE COVENANTS AND AGREES THAT THE INSURANCE DESCRIBED IN SECTION 9 HEREOF SHALL BE THE SOLE RECOURSE FOR ANY AND ALL LIABILITIES, CLAIMS, DEMANDS, SUITS, CAUSES OF ACTION, LOSSES, PENALTIES, FINES, EXPENSES OR DAMAGES, INCLUDING ATTORNEYS’ FEES, COURT COSTS AND WITNESS FEES, ATTRIBUTABLE TO THE USE, OPERATION OR MAINTENANCE OF THE AIRCRAFT PURSUANT TO THIS AGREEMENT OR PERFORMANCE OF OR FAILURE TO PERFORM ANY OBLIGATION UNDER THIS AGREEMENT.
11.8Captions; Recitals. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement. The recitals at the beginning of this Agreement are intended to give an understanding of the factual background that led the parties to enter into this Agreement. The recitals are not intended to be warranties, representations, covenants, or otherwise contractually binding.
11.9Prohibited or Unenforceable Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibitions or unenforceability in any other jurisdiction. To the extent permitted by applicable law, each of Company and each Lessees hereby waive any provision of Applicable Law which renders any provision hereof prohibited or unenforceable in any respect.
11.10Governing Law. The laws of the State of Ohio, without giving effect to principles of conflicts of law, govern all matters arising under this Agreement, including all tort claims. The parties hereby consent and agree to submit to the exclusive jurisdiction and venue of the United States District Court for Southern District Eastern Division in Ohio in any proceedings hereunder, and each hereby waives any objection to any such proceedings based on improper venue or forum non-conveniens or similar principles. The parties hereto hereby further consent and agree to the exercise of such personal jurisdiction over them by such courts with respect to any such proceedings, waive any objection to the assertion or exercise of such jurisdiction and consent to process being served in any such proceedings in the manner provided for the giving of notices hereunder.

11.11Counterparts. This Agreement may be executed in several counterparts, and/or by execution of counterpart signature pages, which may be attached to one or more counterparts, and all counterparts so executed shall constitute one agreement binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or to the same counterpart. In addition, any counterpart signature page may be executed by any party wherever that party is located, and may be delivered by attachment to email, telephone, facsimile transmission, and any such email or facsimile transmitted signature page may be attached to one or more counterparts of this Agreement, and such faxed and emailed signatures shall have the same force and effect, and be as binding, as original signatures executed and delivered in person.
12.AMENDMENTS, ADDENDA, SUPPLEMENTS, SCHEDULES AND EXHIBITS.
12.1Amendments, Addenda, and Supplements. Each Lessee (including every person who later becomes a Lessee) authorizes Company at any time, and from time to time, to do any or all of the following in the name of, and on behalf of, the Lessee, which authorization and power is coupled with an interest and shall be irrevocable:
(a)Execute and deliver any document (including amendments, addenda or supplements to this Agreement) evidencing (i) the addition of any person or persons as Lessee; (ii) the cessation of the Term of this Agreement as to any person or persons as Lessee; or (iii) the addition, withdrawal or substitution of the Aircraft.
(b)File any such document with the FAA, the U.S. Securities and Exchange Commission and/or such other governmental agencies or offices as Company shall judge to be necessary or desirable to implement the intent of this Agreement.
12.2Schedules and Exhibits. Each schedule or exhibit that is referred to in and attached to this Agreement is incorporated in this Agreement by reference.
13.DISCLAIMER.
EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, COMPANY HAS MADE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT, INCLUDING ANY WITH RESPECT TO ITS CONDITION, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER PERSON FOR ANY DIRECT OR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, HOWEVER ARISING.
14.TRUTH-IN-LEASING COMPLIANCE AND DISCLOSURES.
14.1Truth-in-leasing Compliance. Company, on behalf of each Lessee, shall (i) deliver a copy of this Agreement to the Federal Aviation Administration, Aircraft Registration Branch, Attn: Technical Section, P.O. Box 25724, Oklahoma City, Oklahoma 73125 within twenty-four (24) hours of the execution of this Agreement and (ii) notify the appropriate Flight Standards District Office at least forty-eight (48) hours prior to the first Flight under this Agreement of the registration number of the Aircraft, and the location of the airport of departure and departure time for such Flight.
14.2Truth-in-leasing Disclosures. WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE EFFECTIVE DATE, THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED IN ACCORDANCE WITH THE FOLLOWING PROVISIONS OF THE FAR:

91.409 (f) (3): A CURRENT INSPECTION PROGRAM RECOMMENDED BY THE MANUFACTURER. THE PARTIES HERETO CERTIFY THAT DURING THE TERM OF THIS AGREEMENT AND FOR ALL OPERATIONS CONDUCTED HEREUNDER, THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN ACCORDANCE WITH THE PROVISIONS OF FAR 91.409 (f) (3). COMPANY ACKNOWLEDGES AND CERTIFIES BY ITS SIGNATURE BELOW THAT IT SHALL HAVE AND RETAIN OPERATIONAL CONTROL OF THE AIRCRAFT DURING ALL OPERATIONS CONDUCTED PURSUANT TO THIS AGREEMENT AND THAT COMPANY SHALL IN FACT BE THE OPERATOR OF THE AIRCRAFT. EACH PARTY HERETO CERTIFIES THAT IT UNDERSTANDS THE EXTENT OF ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS AS SET FORTH HEREIN. AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARDS DISTRICT OFFICE (FSDO). THE PARTIES HERETO CERTIFY THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY CONSTITUTED AND IDENTIFIED REPRESENTATIVE OF THE ADMINISTRATOR OF THE FAA.
[Signature page follows]

The parties have signed this Agreement to be effective as of the Effective Date.
Company:
Bath & Body Works Logistics Services, LLC

By: /s/ SAMANTHA CHARLESTON
Print Name: Samantha Charleston
Title: Chief Human Resources Officer

Lessee:

/s/ DANIEL HEAF
Print Name: Daniel Heaf
Title: Chief Executive Officer
Address for Notices:        Care of Bath & Body Works, Inc.
Three Limited Parkway
Columbus, OH 43230

SCHEDULE 1

AIRCRAFT

Aircraft U.S. Registration Number	Aircraft Serial Number	Airframe Manufacturer	Airframe Model	Engine Manufacturer; Model & Quantity
N274QS	55010170	Embraer	EMB-545	Honeywell Turbofan Engine Model HTF7500E

OR ANOTHER AIRCRAFT WHICH MAY BE SUBSTITUTED BY NETJETS PURSUANT TO THE NETJETS AGREEMENTS.
[Schedule 1]

Exhibit A

FORM OF JOINDER OF NEW LESSEE

This Joinder is made by and between the undersigned and Bath & Body Works Logistics Services, LLC, a Delaware limited liability company (“Company”) and has been entered into and shall be effective as of [●] (the “Effective Date”). Reference is made to that certain Amended and Restated Master Aircraft Time Sharing Agreement of Company, effective as of April __ 2026 (as amended and in effect from time to time, the “Agreement”).

Capitalized terms not otherwise defined have the meanings set forth in the Agreement.

The undersigned hereby acknowledges that (i) the undersigned has been provided with a true, complete, and accurate copy of the Agreement, and (ii) by executing this Joinder, irrevocably acknowledges receipt thereof. The undersigned desires to join the Agreement as a Lessee, subject to the terms and conditions set forth in the Agreement.

The undersigned hereby acknowledges that the undersigned will benefit directly from the Agreement and is delivering this Joinder to Company as required pursuant to the Agreement. The undersigned acknowledges and agrees that becoming a signatory to the Agreement and delivery of this executed Joinder is a condition precedent to becoming a Lessee, and party to the Agreement. The undersigned agrees with and guarantees to Company and all parties to the Agreement that the undersigned shall abide by the terms and conditions of the Agreement.

By execution hereof, the undersigned hereby joins in as a Lessee to and signatory of the Agreement and shall be bound by all the terms thereof.

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the Effective Date.

Lessee:

By: _____________________________________________
Print Name: Daniel Heaf
Title: Chief Executive Officer
Address for Notices (Section 11.1 of Agreement):

Care of Bath & Body Works, Inc.
Three Limited Parkway
Columbus, OH 43230

[Exhibit A]